Exhibit 99.1

   JoS. A. Bank Clothiers Announces 29.8% Increase in August Sales;
                 Comparable Store Sales Increase 12.9%

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Sept. 1, 2005--JoS. A. Bank Clothiers, Inc. (NASDAQ National Market: "JOSB") announces that its total sales for the fiscal month ended August 27, 2005 (fiscal August
2005) increased 29.8% to $28.3 million compared with $21.8 million in fiscal August 2004. In fiscal August 2005, comparable store sales increased 12.9% and combined catalog and Internet sales increased 34.9%, as compared to fiscal August 2004.
    "Our sportswear has performed very well all year and continued to lead all merchandise categories in sales gains in August," stated David E. Ullman, Executive Vice President - Chief Financial Officer of JoS. A. Bank Clothier, Inc. "In addition, seasonal sportcoats, blazers, dress shirts and ties posted double-digit comparable store sales gains in fiscal August 2005 as compared to fiscal August 2004."
    Total sales for the seven months ended August 27, 2005 increased 21.7% to $223.5 million compared with $183.7 million in the comparable prior year period. In the seven months ended August 27, 2005, comparable store sales increased 5.5% and combined catalog and Internet sales increased 26.0%, as compared to the same prior year period.

    The Company will report its operating results for the second quarter of 2005 on Tuesday, September 6, 2005. A conference call to discuss the earnings press release is scheduled for September 6, 2005, at 11:00 a.m. Eastern Time (EDT). To participate in the call on September 6, 2005, please dial (877) 209-0397, or (International)
(612) 332-1025, at least five minutes before 11:00 a.m. EDT. A replay of the conference call will be available after 2:30 p.m. EDT on September 6, 2005, until 11:59 p.m. on September 12, 2005, by dialing
(USA) (800) 475-6701 or (International) (320) 365-3844. The access code for the replay will be 791286.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 291 stores in 38 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the NASDAQ National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             RJ Falkner and Company, Inc.
             Investor Relations Counsel
             R. Jerry Falkner, CFA
             800-377-9893
             info@rjfalkner.com

             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com